Exhibit 99.6

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the “Registration Statement”) of Esquire Financial Holdings, Inc., and any amendments thereto, as a person who will become a director on the Board of Directors of Esquire Financial Holdings, Inc. in connection with the merger of Signature Bancorporation, Inc. and Esquire Financial Holdings, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

/s/ Leonard Caronia
April 15, 2026	Leonard Caronia